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                                                                    EXHIBIT 16.1


                    LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                              Stephen R. Russo, CPA
                             Chief Financial Officer
                                JagNotes.com Inc.
                          2421 Atlantic Ave, Suite 103
                           Manasquan, New Jersey 08736
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July 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

         I am the former independent certified public accountant for JagNotes.com Inc. (the "Company"). I have reviewed and agree with the statements made by the Company with respect to its change in accountants in its Registration Statement on Form SB-2 filed of even date herewith.

                                      Very Truly Yours,

                                      /s/ Stephen R. Russo
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                                          Stephen R. Russo, CPA